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                                                                     EXHIBIT 4.8


                                 INFORMAX, INC.

                             STOCK OPTION AGREEMENT


       This Stock Option Agreement (the "Agreement") is made as of the December 11, 1997, by and between InforMax, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation") and Vadim Babenko (the "Optionee").

              Recital: The Corporation has determined that it is desirable to recognize the contributions made to the Corporation by the Optionee, the Corporation intends to grant hereunder to the Optionee an option to purchase a certain number of shares of common stock of the Corporation, all according to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                              W I T N E S S E T H:

       1. Grant of Option. The Corporation hereby affirms the grant to the Optionee, as of December 11, 1997 (the "Original Grant Date"), the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions hereinafter set forth, Four Thousand (4000) shares of common nonvoting stock of the Corporation (the "Stock"). The Option shall not constitute an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Corporation reserves 4000 shares for Optionee to be exercised as described in Section 3.


       2. Price. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Agreement shall be $1 per share and this Agreement will supersede all previous Option Agreements or Arrangements.

       3. Exercise of Option. Except as otherwise provided herein, the Option shall be exercised as follows:

              A. Option Terms. Until the Option is terminated, the Optionee may exercise the Option (up to the total number of shares set forth in Section 1 above) in whole or in part, at any time and from time to time, by delivering written notice of the intention to exercise the Option along with proper payment therefore, provided, that in no event may the Option


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       be exercised for a fractional share.


              B. Exercise by Optionee. During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee's legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Option.

              C. Termination of Employment. In the event that the Optionee is employed by the Corporation, except as provided in subsections D and E of this Section 3 the Optionee may exercise the Option only while the Optionee is employed by the Corporation or for three months after the termination of his employment, after which period the Option shall terminate.

              D. Death. In the event of the Optionee's death prior to the termination of the Option, the Optionee's personal representative and/or other successors-in-interest, as the case may be, shall have the right (subject to the limitations on exercise set forth in Subsection F below) to exercise all or any part of the Option.

              E. Disability. If the Optionee's termination of employment is by reason of "permanent and total disability" (within the meaning of Section 22 (e) (3) of the Internal Revenue Code), the Optionee or his guardian or legal representative shall have the right (subject to the limitations on exercise set forth in Subsection F below) to exercise all or any part of the Option.

              F. Limitations on Exercise of Option. Notwithstanding the foregoing provisions of this Section 3, in no event may the Option be exercised, in whole or in part, more than ten years following the Original Grant Date, or after the occurrence of an event referred to in
       Section 7 below that results in termination of the Option.

       4. How to Exercise the Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Corporation, at its principal office. Such notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either (i) in cash or in cash equivalent; (ii) through the tender to the Corporation of shares of stock, which shares shall be valued, for the purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (as determined by the Board of Directors of the Corporation) on the date of exercise; or (iii) by a combination


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of the methods described in (i) and (ii). If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after proper exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased;

       5. Limitations on Transfer. The Option is not transferable by the Optionee, other than by will or the laws of descent and distribution in the event of death of the Optionee.

       6. Rights as Stockholder. No person shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of Stock transferable hereunder unless and until (a) such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, (b) the name of the person entitled to exercise the Option has been entered as the stockholder of record on the books of the Corporation, and (c) the person entitled to exercise the Option has taken all steps and executed all documents required of all other stockholders of the Corporation, including without limitation evidencing proper agreement to be bound by the terms of any Stockholder's Agreement that may then be in effect.

       7.     Effect of Changes in Capitalization.

              A. Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the date the Option is granted, to preserve and protect any rights he may have pursuant hereunder, the Optionee may exercise his Option before such event occurs. In such event, the Optionee shall have the right for 30 days immediately prior to the occurrence of such event to exercise the Option in whole or in part. The Corporation shall send written notice of such event to the Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

              B. Reorganization in Which the Corporation is the Surviving Corporation. Subject to Subsection C of this Section 7, if the Corporation shall be the surviving corporation in any one or more other corporations, to preserve and protect any rights he may have hereunder the


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       Optionee may exercise the Option prior to the event of reorganization, merger or consolidation. In such event, the Optionee shall have the right for 30 days immediately prior to the occurrence of such event to exercise the Option in whole or in part. The Corporation shall send written notice of such event to the Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

              C. Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, with limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors of the Corporation which results in any person or entity owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Corporation, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new Options or stock appreciation rights covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In such event, the Optionee shall have the right for 30 days immediately prior to the occurrence of such termination to exercise the Option in whole or in part. The Corporation shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Corporation gives notice thereof to its stockholders.

              D. Adjustments. Adjustments specified in this Section relating to stock or securities of the Corporation shall be made by the Board of Directors of the Corporation, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and such fractional shares shall be eliminated in each case by rounding downward to the nearest whole share or unit.

       8. General Restrictions. The Corporation shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of

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any provision of any law or regulation of any governmental authority, including, without limitation, any U.S. Federal securities laws or regulations or any U.S. state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state, or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of share, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent of approval shall have been effected or obtained free of any conditions that are unacceptable to the Corporation, and delay caused thereby or failure of the Corporation to take necessary steps in pursuit thereof shall prolong the date of termination of the Option for the time required to finalize mentioned above procedures.

        9. Withholding of Taxes. The Parties hereto recognize that the Corporation may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option. The Optionee agrees that the Corporation may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or equivalent.

        10. Disclaimer of Rights. No provision in this Agreement shall be construed to confer upon the Optionee the right to be employed by the Corporation, or to interfere an any way with the right and authority of the Corporation either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation.

        11. Interpretation of this Agreement. All decisions of the Board of Directors of the Corporation with regard to any questions arising under this Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

        12. Governing Law. This Agreement is executed pursuant to and shall be governed by the laws of the State of Maryland (but not including the choice of law rules thereof).

        13. Binding Effect. Subject to all restrictions provided for in this Agreement and the Option provided for herein, this Agreement shall be biding upon and inure to the benefit of the parties hereto and their respective heirs, executors,


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administrators, successors and assigns.

        14. Notice. Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee. Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given the Corporation.

        15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, including, but not limited to, the Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Corporation unilaterally may waive any provision hereof in writing to the extent that such a waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


        InforMax, Inc.                           Optionee

        By:    /s/ ALEX TITOMIROV                 By:  /s/ VADIM BABENKO
           ----------------------                  ---------------------
        Name:  ALEX TITOMIROV
             --------------------
        Title: PRESIDENT/CEO                    Name:  VADIM BABENKO
             --------------------                     ------------------

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                  FIRST AMENDMENT TO THE STOCK OPTION AGREEMENT


               THIS FIRST AMENDMENT to the STOCK OPTION AGREEMENT (the "Amendment") is effective as of January 1, 1999, by and between InforMax, Inc., a Delaware corporation ("Corporation"), and Vadim Babenko ("Optionee").

               WHEREAS, pursuant to Section 15 of the Stock Option Agreement between Corporation and Optionee dated December 11, 1997 (the "Stock Option Agreement"), the parties hereto desire to amend certain provisions of the Stock Option Agreement to clarify Optionee's rights in the event of a change in capitalization of Corporation;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

               1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Stock Option Agreement, as amended by this Amendment.

               2. SECTION 7.A. Section 7.A is amended and replaced in its entirety with the following:

               "A. Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share."

               3. SECTION 7.B. Section 7.B is amended and replaced in its entirety with the following:

               "B. Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection C of this Section, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Option shall pertain to and

                                       1
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apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation."

                4. CONTINUED EFFECT. Except as modified herein, all terms and conditions of the Stock Option Agreement shall remain in full force and effect, which terms and conditions the parties hereby ratify and affirm.

                5. INTENT. The parties intend that this Amendment apply to the stock split of the Corporation's capital stock, which occurred on March 29, 1999.

                6. COUNTERPARTS. To facilitate execution, this Amendment may be executed in counterparts, and all counterparts shall collectively constitute a single agreement.

                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INFORMAX, INC.                              OPTIONEE

By: /s/ Alex Titomirov                      By: /s/ VADIM  BABENKO
   ---------------------                        ---------------------------
Alex Titomirov                              Name:
Chairman and CEO                                 --------------------------
                                            Date:     April 9, 1999
                                                 --------------------------
Date:  4/9/99
     -------------------



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